ShookLin&Bok

Writer's Name: Wong Gang
Tel: (65) 6439 4833

Secretary: Angela Leow
E-Mail: gang.wong@shooklin.com

Our ref: WOG/2231359
Your ref:

BY E-MAIL ONLY

31 January 2025

PRIVATE & CONFIDENTIAL

PREMIUM CATERING PRIVATE LTD
21 Chin Bee Avenue
Singapore 619942

Attention: The Board of Directors

PREMIUM CATERING (HOLDINGS) LIMITED
6 Woodlands Walk
Singapore 738398

Attention: The Board of Directors

Dear Sirs,

PROPOSED SECONDARY OFFERING OF PREMIUM CATERING (HOLDINGS) LIMITED ("PC HOLDINGS"), A CAYMAN ISLANDS-INCORPORATED COMPANY LISTED ON NASDAQ (THE "SECONDARY OFFERING")

We, Shook Lin & Bok LLP, of 1 Robinson Road, #18-00, AIA Tower, Singapore 048542, named as counsel to PC Holdings as to Singapore legal matters in the Registration Statement on Form F-1 (No. 333-284366) under the Securities Act of 1933 of the United States of America (the "**Registration Statement**"), on the date hereof in relation to the Secondary Offering, do hereby consent to act in that capacity in relation to the Registration Statement.

We have given and have not, before the lodgment of the Registration Statement with the U.S. Securities and Exchange Commission, withdrawn our written consent to the issue of the Registration Statement with the inclusion of our name and all references thereto in the form and context in which they are respectively included and appear in the Registration Statement.

Yours faithfully,



SHOOK LIN & BOK LLP

Enc.